Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Finance of America Companies Inc.

Irving, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2021, relating to the consolidated financial statements of Finance of America Equity Capital LLC appearing in Exhibit 99.1 to the Current Report on Form 8-K filed on April 7, 2021 by Finance of America Companies Inc. (the “Company”) and in the Company’s Prospectus which is part of the Registration Statement on Form S-1 (File No. 333-256453).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

June 17, 2021

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

R-214 (11/20)